Exhibit 10.12
REVISED 3/8/2004

SHOPPING CENTER LEASE

This lease (“Lease”), dated as of JANUARY 22, 2004, by and between HRVC, LLC (“Landlord”) and HOWARD BANK, a Maryland chartered banking institution (“Tenant”);

WITNESSETH:

WHEREAS, Landlord and Tenant wish to enter into this Lease on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants and agreements contained in this Lease, Landlord and Tenant hereby agree as follows:

Tenant hereby leases the Leased Premises (as hereinafter defined) from Landlord and Landlord hereby leases the Leased Premises to Tenant upon, and subject to, the terms and conditions hereinafter set forth in this Lease.

1.           Basic Lease Provisions and Definitions.

In addition to other terms defined in this Lease, the following terms whenever used in this Lease with the first letter of each word capitalized shall have only the meanings set forth in this Article, unless such meanings are expressly modified, limited or expanded elsewhere herein.

(A)	Shopping Center Location:	Depicted on Exhibit “A”, located in Hickory Ridge Columbia, MD Site No.: SMDC0211/

(B)	Leased Premises:	The premises identified as Plot “48” shown hatched on Exhibit “A”, and adjacent drive-through lane (see Article 2).

(C)	Floor Area:	2,400 square feet (see Article 2.

(D)	Lease Commencement Date:
The earlier of: (a) October 1, 2004 or (b) the later of (i) May 1, 2004; or (ii) the date Tenant receives approval to commence banking operations (see Article 2).  See also Article 35 regarding Tenant’s right to terminate this Lease for failure to obtain approval to commence banking operation.

(E)	Rent Commencement Date:	The Lease Commencement Date (see Article 2).

(F)	Lease Term:	Commencing on the Lease Commencement Date and ending at 12 noon on the Expiration Date (see Article 2).

(G)	Expiration Date:	The last day of the calendar month in which occurs the 10th anniversary of the day immediately preceding the Rent Commencement Date (see Article 2).

(G-1)	Additional Term:	One (1) five (5) year option. See Rider “B” Article 33.

(H)	Base Rent Schedule – Original Term (see Article 3):

Lease Year	Annual Base Rent	Monthly Installment
1	$119,000.00	$ 9,916.67
2	$122,570.00	$10,214.17
3	$126,247.10	$10,520.59
4	$130,034.51	$10,836.21
5	$133,935.55	$11,161.30
6	$137,953.61	$11,496.13
7	$142,092.22	$11,841.02
8	$146,354.99	$12,196.25
9	$150,745.64	$12,562.14
10	$155,268.01	$12,939.00

(H)(i)	Base Rent – Additional Term (see Articles 3 and 33):

Lease Year	Annual Base Rent	Monthly Installment
1	$178,558.21	$14,879.85
2	$183,914.90	$15,326.24
3	$189,432.34	$15,786.03
4	$195,115.31	$16,259.61
5	$200,968.78	$16,747.40

(I)	Tax Rent:	As provided in Article 5(B)

(J)	Common Area Rent:	As provided in Article 8(D).

(K)	Percentage Rent Rate:	N/A

(L)	Security Deposit:	$20,000.00 (see Article 6).

(M)	Permitted Use:
A banking institution and any related activities permitted for a Maryland chartered commercial bank so long as such other activities do not conflict with any then existing tenant’s exclusive use provision at the time such other activities are offered.

(N)	Landlord’s Notice Address: See Article 29	3333 NEW HYDE PARK ROAD SUITE 100 P.O. BOX 5020 NEW Hyde Park, New York 11042-0020

(O)	Tenant’s Notice Address:	HOWARD BANK 13975 ROVER MILL ROAD WEST FRIENDSHIP, MD 21794

(O-1)	Tenant’s Bank Account:
	See Article 3(A)	Name of Bank:
Account Name:
Account Number:
Routing Number:
Bank Address:

(P)	Broker(s):	KLNB, INC. 1320 OLD CHAIN BRIDGE ROAD SUITE 350 McLEAN, VA 22101 ATTN: DIMITRI GEORGELAKOS

FOR INFORMATION ONLY

Tenant’s Telephone No.:

Tenant’s Fax No.:

Tenant’s Email Address:

Tenant’s Business Name:

Tenant’s Contact Person:

Guarantor(s):	Citizens National Bank 517 Main Street Laurel, MD 20707

The following riders and exhibit(s) are hereby incorporated into this Lease and made a part of this Lease for all purposes:

Riders:	Rider “A” General Lease Provisions (set forth in Articles 2 through 29). Rider “B” – Specific Lease Provisions (beginning with Article 30).

Exhibit(s):	Exhibit “1” – Authorization Agreement for Direct Debit
Exhibit “A” – Site Plan
Exhibit “B-1” – Contractor’s Indemnity Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Lease under their respective hands and seals as of the day and year first above written:

WITNESS TO LANDLORD:	LANDLORD:	HRVC, LLC

	By:	K. Columbia Properties LLC,
Managing Member

By:	Kimco Retail Opportunity
Portfolio, LLC, Member

By:	KIGME, Inc.
Managing Member

By:
Print Name:
Title:
Date Signed:

WITNESS TO TENANT:	TENANT:	HOWARD BANK

By:
Print Name:
Title:
Date Signed:
Fed Tax ID No.:

FOR TENANT (CORPORATION)

State of   __________________)
)ss.
County of _________________)

On the _____ day of _____ in the year 2004 before me, the undersigned, a Notary Public in and for said State, personally appeared ______________ personally known to me to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his capacity, and that by his/her signature on the instrument, the individual or the person upon behalf of which the individual acted executed the instrument.

Notary Public

(C)

(D)           Statements.

5.           Taxes.

(A)           “Taxes” shall mean and include: real estate taxes; special and general assessments; water and sewer rents and charges including connection or hookup charges; governmental license and permit fees; charges for public or private easements benefiting the Shopping Center; taxes on other areas made available for the common use or benefit of tenants; and all other governmental impositions and charges (extraordinary as well as ordinary, foreseen and unforeseen) which are either a lien on the Shopping Center or which are charged, levied or assessed on, or imposed in connection with, the use, occupancy or possession of the Shopping Center, and/or which appear as a charge on a tax bill given to Landlord by any official taxing authority; and also: taxes, license fees or other charges measured by the rents receivable by Landlord from the Shopping Center; occupancy taxes, rent taxes or similar taxes; interest on Tax installment payments; and costs, expenses and fees (including attorneys’ and other experts’ fees) incurred by Landlord in contesting and/or negotiating Taxes with the public authorities (regardless of the outcome).  If any method of taxation prevailing on the date of this Lease is altered, so as a substitute for the whole or any part of real estate taxes there is levied or assessed a different kind of tax, the different tax shall be deemed included in “Taxes”.  However, “Taxes” shall not include any inheritance, estate, succession, transfer, gift, franchise or corporation tax, or any net income tax, profit tax or capital tax imposed on Landlord.  A copy of an official tax bill with respect to a governmental tax or assessment shall be conclusive evidence of the amount of a Tax.  If the Leased Premises is located in Indiana, Ohio, Illinois or other jurisdiction wherein taxes are billed or are payable in arrears after they have accrued or become a lien, then the taxes that are payable or become a lien during the calendar year in which the Lease Term is in effect shall be included in the definition of “Taxes” shared in or payable by Tenant according to the provisions of this Article even though the payment thereof relates to a fiscal tax period in whole or in part occurring prior to the commencement of or after the end of the Lease Term.

(B)           Tax Rent.  As additional Rent for each year of this Lease (herein called “Tax Rent”), Tenant shall pay to Landlord, in the manner hereinafter described, the product obtained by multiplying the aggregate amount of all Taxes payable by Landlord for the then-current calendar year (or other fiscal or accounting year selected by Landlord) by a fraction (“Tenant’s Fraction”), the  numerator of which is the Floor Area of the Leased Premises, and the denominator of which is the total square foot ground floor area which is leasable for space (on the first day of the month in question) inside all the buildings of the Shopping Center.  Notwithstanding the foregoing, at Landlord’s option Tenant’s Fraction may be appropriately adjusted with regard to Tax Rent and/or Common Area Rent to exclude from the denominator thereof any land and/or building(s) in the Shopping Center leased to or occupied by third parties with separate tax lots or parcels for which they directly or indirectly pay taxes and/or who are responsible for maintenance of portions of the Common Areas; provided that in such event the Taxes or Common Area expenses paid by such third parties shall also be excluded in the computation of Taxes and/or Yearly Common Area Costs.  On the first day of each month in advance, Tenant shall pay to Landlord one-twelfth (1/12th) of Tenant’s annual share of Tax Rent, based on Landlord’s estimates.  If after the end of a calendar year (or other accounting period used by Landlord) the total of the monthly payments by Tenant for the year has exceeded or is less than the annual Tax Rent actually due, then an adjustment shall be made with appropriate payments to or repayment by Landlord.  If the amount of any Taxes payable during the current year shall not yet have been billed by the taxing authority, the monthly Tax Rent then payable shall be based on the amount of the corresponding Taxes for the immediately preceding Tax year, subject to immediate adjustment (and payment of the adjusted amount by Tenant) when such Taxes are billed or determined.

(C)           Other Taxes.  In addition to Tax Rent, Tenant shall pay in the entirety: all taxes attributable to its signs, personal property and leasehold interests; all taxes allocable or attributable to any improvements made by Tenant to the Leased Premises; all occupancy taxes or other taxes on its right to occupy the Leased Premises; all taxes on its Rent (including sales taxes on rents if the Leased Premises is in Florida or in any other jurisdiction imposing a tax on rents); and other taxes imposed on tenants generally.

6.           Security Deposit.  On Tenants execution of this Lease, Tenant shall pay the Security Deposit as security for the payment of Rent and Tenant’s performance and observance of this Lease.  No interest shall accrue or be paid to Tenant with respect to such Security Deposit, and Landlord shall have the right to commingle such Security Deposit with any other funds under Landlord’s control.  If Tenant defaults under this Lease, or defaults under any other lease or agreement between Tenant and Landlord or an affiliate of Landlord, Landlord may, without prejudice to any other available remedy, apply the Security Deposit towards curing the default and compensating Landlord for loss or damage arising from the default.  At the expiration of this Lease, if Tenant is not in default or otherwise liable to Landlord, the unapplied balance of the Security Deposit shall be returned to Tenant.  Tenant expressly agrees that Tenant shall have no right to apply any portion of the Security Deposit against any of Tenant’s obligations to pay any Rent hereunder and, if Tenant shall seek to so apply such Security Deposit, Tenant shall on demand pay liquidated damages to Landlord in a sum equal to two (2) times the amount of any such unpaid Rent.  If at any time Landlord applies part or all of the Security Deposit, Tenant shall pay to Landlord the amount so applied, thereby increasing the amount of the Security Deposit, so Landlord shall have on hand the full original Security Deposit at all times.  If Landlord transfers this Lease and Security Deposit to a transferee, the transferor shall be released from liability with respect to the Security Deposit or its return to Tenant; Tenant shall look only to such transferee with respect thereto.  Tenant shall not mortgage, assign (except in connection with an assignment of this Lease by Tenant which is otherwise expressly permitted by the terms of this Lease) or encumber its interest in the Security Deposit, and any attempt to do so shall be void.  On any transfer by Tenant of its interest in this Lease, the Security Deposit shall be deemed transferred to the assignee.  In case of Tenants bankruptcy, reorganization or other similar proceeding, the Security Deposit shall be deemed applied first to payment of unpaid Rent for periods prior to institution of the proceedings.

7.           Construction; Condition of Premises; Ownership of Installations.  If Tenant enters the Leased Premises before the Lease Commencement Date (but Tenant shall have no such right except as may be expressly provided herein or with Landlord’s prior written consent), Tenant shall pay for all utilities used by it and defend, indemnify and hold Landlord harmless from all liability which arises out of Tenant’s possession, use or occupancy during that period, and provide Landlord with the insurance referred to in Article 11(B), and the indemnity in Article 11(A) shall apply and all other provisions of this Lease shall apply except (unless otherwise stated herein) the obligation to pay Rent.  Promptly following the Lease Commencement Date, Tenant shall (subject to the provisions of Article 10(E) and all other relevant provisions of this Lease) fixture and do all other work, including installation of an attractive exterior lighted sign above its entrance (see Article 10 (D)), in order to prepare the Leased Premises for business operation, and complete its work, fully staff and stock its store, and open for business promptly.  Prior to operating its business, Tenant shall obtain a permanent certificate of occupancy (or local equivalent) for the Leased Premises from the local government agency having jurisdiction, and obtain final lien waivers for all work performed by or on behalf of Tenant and forward copies to Landlord.  Tenant shall, at its sole expense, in doing any work, making any installations, or in using, occupying or conducting business at the Leased Premises, comply with all present and future laws, regulations, building codes and/or fire codes applicable to the Leased Premises or to Tenant’s use or occupancy or business operations, including those that relate to installation, maintenance, upgrading, repair or replacement of sprinkler systems, and Tenant shall defend, indemnify and hold Landlord harmless from all losses, damages, claims, liabilities, costs and expenses (including legal fees) arising out of any failure to do so.  Tenant acknowledges Landlord has made no representations, and that Tenant has conducted all inspections it deems necessary, and Tenant accepts the Leased Premises and all the equipment, apparatus, plumbing, heating, air conditioning, electric, water, waste disposal and other systems relating thereto and the parking lot and the other Common Area of the Shopping Center “AS IS”.  Landlord is not obligated with respect to either the Leased Premises or the Shopping Center to make any improvements, changes, installations, do any work, make any alterations, repairs or replacements, clean out the Leased Premises, obtain any permits, licenses or governmental approvals, or spend any money either to put Tenant in possession or to permit Tenant to open for business, unless Landlord has so agreed expressly in this Lease.  All work other than that to be performed by Landlord, if any, shall be accomplished by Tenant.  Unless specifically stated otherwise in this Lease, it is deemed that Landlord shall have tendered possession of the Leased Premises to Tenant immediately on the signing of this Lease by both Landlord and Tenant.  Except for signs, merchandise counters or other easily removable similar trade fixtures installed by Tenant at Tenants expense, all alterations, decorations, additions and improvements made by Tenant to the Leased Premises and including all heating and air-conditioning units, equipment and apparatus at the Leased Premises and other fixtures such as ceiling tiles and grids, lighting fixtures, electric panel boxes, plumbing, boilers, floor and wall coverings, alarm systems, lights, toilet fixtures, partitions, doors and utilities shall be deemed attached to the freehold and be Landlord’s property.

8.           Common Area.

(A)           Subject to subparagraph (C) below, Tenant and its employees, agents, and customers shall have the non-exclusive right to the use or benefit of the Common Area to the extent and in the manner reasonably designated by Landlord.  Except as otherwise specified in this Lease, Landlord agrees to make all necessary repairs and maintenance to the Common Area to keep same in good condition, including without limitation sweeping and removal of snow, ice and refuse, and landscaping maintenance.

(B)           “Common Area” is hereby defined as the areas, equipment and facilities of the Shopping Center or of any other land or property made available by Landlord for the safety, benefit or convenience of tenants or their employees, subtenants, customers or invitees, including (as illustrations and not in limitation): parking areas, driveways, truck serviceways, sidewalks and curbs; entrances and exits from the adjacent streets; traffic lights, traffic islands, landscaped areas; meter rooms outside individual stores; fencing; lighting facilities; sprinkler system serving landscaped areas or buildings; sewage system outside tenants’ stores; roofs, gutters and downspouts and the exterior of outside walls (excluding storefronts) of buildings (without implying Tenant may use the roofs or outside walls); directional or safety signs; Landlords pylon signs (but not individual tenant panels) and sign panels which identify the Shopping Center.  Tenant acknowledges that the Common Area may also be used by occupants and/or invitees of properties adjoining the Shopping Center, whether or not owned, leased or managed by Landlord.

(C)           Landlord reserves the right at any time and from time to time to change or reduce or add to the Common Area.  Common Area shall be under the exclusive control and management of Landlord (including the hours that parking area lights are kept on).  Tenant and its employees shall park their vehicles only in areas Landlord designates for employee parking; if after one (1) violation notice is given to Tenant a violation recurs by Tenant or its employees parking vehicles in other than the employee parking areas, Landlord shall have the right to tow such vehicle at Tenant’s expense and/or levy an assessment against Tenant of Forty ($40.00) Dollars per day for each vehicle.  Tenant shall not permit trucks or delivery vehicles used by it to be parked in the Common Area except where Landlord permits.  Landlord may impose parking charges by meter or otherwise, and may close parts of the Common Area for such time necessary in its opinion to prevent a dedication or accrual of rights in other persons, or to discourage non-customer parking.  Landlord shall not be obligated (although it may do so at its option) to keep the Common Area illuminated to any extent after 10:00 P.M.  or on any Sunday or legal holiday.

                (D)           Common Area Rent.  In the manner hereinafter described, Tenant shall pay its share of “Yearly Common Area Costs” (hereinafter defined).  On the first day of each month in advance, Tenant shall pay to Landlord, as additional Rent (herein called “Common Area Rent”) one-twelfth (1/12th) of Tenant’s annual share of Landlord’s estimated Yearly Common Area Costs, based on Landlord’s estimates.  Tenant’s annual share shall be determined by multiplying the Yearly Common Area Costs by Tenant’s Fraction (defined in Article 5(B)).  For a portion of a calendar month at the beginning of the Lease Term, Tenant’s Common Area Rent shall be prorated for that month.

  (E)           “Yearly Common Area Costs” shall mean and include all costs and expenses incurred by Landlord during each twelve (12) month period selected by Landlord for repair, replacement, painting, maintenance, protection and operation of the Common Area and for insurance carried by Landlord with respect to the Shopping Center, and insurance-related costs and expenses, including (by way of examples and not in limitation) costs or expenses relating to: parking areas, sidewalks and the like; storm water and sewage drainage and sanitary control; removal of snow, ice and refuse (including use of trash compactors); gardening and landscaping; roof repairs; insuring buildings and improvements and insuring for bodily injury and property damage liability, including but not limited to insurance premiums, administrative costs, fees, losses within deductibles and/or self-insured retentions for All-Risk Property Insurance including Flood and Earthquake, Boiler & Machinery, Loss of Rents, Crime, General and Umbrella liability, Workers Compensation, Automobile, and such other coverages and limits as Landlord in its sole discretion deems reasonable in the circumstances, all at the fair premiums (which may be at the manual rates applicable to the Shopping Center), as if the Shopping Center was the only property owned by Landlord (but notwithstanding the foregoing, such insurance may be obtained through blanket policies as long as Landlord makes a reasonable allocation of premiums to the Shopping Center, which allocation may be based, inter alia, upon a uniform per square foot rate for all or substantially all property owned by Landlord and affiliates); controlling or eliminating puddling or flooding; lighting (including electric cost and maintenance, repair or replacement of fixtures, poles and replacement of bulbs); depreciation of property owned or rental paid for maintenance machinery and equipment; taxes or fees payable by Landlord for any pylons, equipment or other facilities; costs of security patrols, directing parking and policing the Common Areas, compensation to personnel engaged in managing the Common Areas and implementing services related thereto; plus fifteen (15%) percent of the Yearly Common Area Costs as a fixed administrative fee for Landlord.  Landlord may cause any services such as sweeping, snow removal, repairs, etc. to be provided by independent contractors, and the fees paid shall be part of Yearly Common Area Costs.  Notwithstanding the foregoing, for the purposes of computing Tenant’s Common Area Rent, those items considered to be capital expenditures under Generally Accepted Accounting Principles (“GAAP”) shall be amortized over the useful GAAP life of the item, and the annual amortized costs shall be included in Yearly Common Area Costs when determining Tenant’s Common Area Rent.

  (F)           After the end of each accounting period, Landlord shall furnish a statement of the actual Yearly Common Area Costs.  If the statement shows that the aggregate of Tenant’s monthly estimates paid by Tenant during such year was less than Tenant’s Common Area Rent payable, Tenant shall pay the balance due to Landlord within ten (10) days after receipt of the statement; and if the statement shows that the aggregate paid exceeded the Common Area Rent payable, Landlord shall either refund the excess or credit Tenant’s next accruing Common Area Rent.  Tenant’s failure to give Landlord written notice of any objection to the statement within ninety (90) days after the statement is sent shall constitute a waiver of any objection or inquiry Tenant may have about the statement or for any examination of Landlord’s records.  Tenant acknowledges Landlord has not made any warranty, agreement or representation of any kind as to the actual dollar amount of Yearly Common Area Costs or Tenant’s dollar share thereof.

9.           Use of Premises.

(A)           Tenant agrees that the Leased Premises will be used and occupied in accordance with the terms of this Lease, and only for the  Permitted Use, and for no other use or purpose.  Without limitation of the foregoing, no sale of dispensing of lottery tickets other gaming tickets, liquor, wine or beer shall be permitted.

(C)           Tenant’s Business Operations.  Tenant shall keep the Leased Premises open and operated continuously for business not less than 40 hours per week, excluding closures for banking holidays.  Tenant will continuously operate its business therein with diligence, fully staffed with personnel at the Leased Premises.  Tenant agrees for its part: no auction, fire, bankruptcy, going out of business or similar sale will be conducted or advertised; no merchandise will be kept, displayed or sold or business solicited in the Shopping Center outside the Leased Premises; no nuisance will be permitted; nothing shall be done which is unlawful, offensive or contrary to any law, ordinance, regulation or requirement of any public authority, or which may be injurious to or adversely affect the quality of the Leased Premises or the Shopping Center; no part of the Leased Premises (especially the electric and plumbing systems, the floor and walls) will be overloaded, damaged or defaced; no holes will be drilled in the stone or brickwork or in concrete; no emission of any objectionable odors, sounds or vibrations will be permitted.  Tenant shall procure all licenses and permits required for the use or occupancy of the Leased Premises and the business being conducted therein; the storefront, show windows and signs will be repaired, kept clean, in good condition and lighted; except for cash and other negotiable instruments all merchandise and other property will be delivered to or removed from the Leased Premises only by the rear entrance; all garbage, waste and refuse will be kept stored temporarily inside the Leased Premises and then regularly removed at Tenant’s expense and, if Landlord opts, only by a contractor designated by Landlord, provided its price is competitive.  Tenant will comply with the requirements of law and any requests of governmental agencies or Landlord in its recycling program, if any.  Tenant will cooperate with Landlord and other tenants of the Shopping Center in promotions and advertising, and will become a dues-paying member of the merchants’ association (or similar organization) and will participate and pay its pro-rata share (based on Tenant’s Fraction as defined in Article 5(B)) of all expenses incurred by the marketing or promotion fund program now or hereafter established by Landlord; Tenant’s share of which is presently estimated at $1,920.00 per annum, payable in equal monthly installments in the amount of $160.00 simultaneously with Tenant’s payment of Base Rent.  Tenant shall comply with all environmental statutes, regulations or ordinances now or hereinafter enacted by government authorities.  Tenant shall not permit the release, emission, disposal, dumping or storage of hazardous wastes (as defined in any such laws) into the septic tanks, sewers, or other waste disposal facilities of the Shopping Center or anywhere in the Shopping Center, or permit same to be brought into the Leased Premises at any time, and the provisions of this sentence shall survive the expiration of the Lease Term.  Tenant shall keep the Leased Premises free of rodents, vermin, insects and other pests, and provide regular exterminator services at its own expense, and, if Landlord opts, only by an exterminator designated by Landlord provided its price is competitive.  Tenant agrees that nothing will be done or omitted which may either prevent the obtaining by Landlord or other tenants of insurance on any part of the Shopping Center or on any personal property thereon, or which may make void or voidable any such insurance, or which may create any extra premiums for any insurance carried by Landlord or other tenants.  Tenant will comply with all requirements and recommendations of Landlord’s and Tenant’s insurance companies and any rating bureau or similar organization, including maintaining and servicing fire extinguishers.

 (D)           Tenant agrees to:  not sell goods, solicit business or distribute advertising matter in the Common Areas; not permit preparation of food or any cooking, baking or frying in the Leased Premises.  Tenant shall keep the sidewalks, curbs and ramps (if any) adjacent to the Leased Premises (and also all delivery areas, ramps, loading areas and docks used exclusively by Tenant) in good and safe condition and free from snow, ice, and rubbish.  Tenant will not make or suffer any waste of the Leased Premises.  Landlord shall not be liable for the act of any other tenant or person who may cause damage to or who may interfere with Tenant’s use or occupancy of the Leased Premises or Tenant’s business.

10.           (A)          Utilities.  Tenant shall provide and pay for its own heat, air conditioning, water, gas, electricity, sewer, sprinklers and other utilities, including application deposits, and installation charges for meters and for consumption or use of utilities.  Tenant shall pay its proportionate share (based on relative square feet size and use of premises) of sewer charges, if any.  Tenant shall keep sufficient heat to prevent the pipes from freezing.  If Tenant receives utilities through a meter which supplies utilities to other tenants, Tenant will pay to Landlord Tenant’s proportionate share (based on relative square feet size and use of premises) of the total meter charges.  If Tenant receives water from Landlord’s well or other sources’ made available by Landlord (instead of from an independent water company), Tenant shall pay for the water, and all costs and expenses for the maintenance, repair, replacement and installation of tanks, electric costs, machinery, apparatus and facilities shall be included in Yearly Common Area Costs.  See Article 32 re Utility Deregulation.

 (B)          Landlord’s Repairs.  Weather permitting and subject to Article 25, Landlord shall, within thirty (30) days after receiving written notice from Tenant, commence to make repairs, if necessary, to the foundation, the roof, the exterior of the perimeter demising walls, and the load-bearing structural columns and beams in the Leased Premises, except that if those repairs or replacements arise from (i) repairs, installations, alterations, or improvements by or for Tenant or anyone claiming under Tenant, or (ii) the fault or misuse of Tenant or anyone claiming under Tenant, or (iii) default under the Lease by Tenant, then Tenant shall make such repairs or replacements or, if Landlord elects, Landlord may perform the work for Tenants account and Tenant shall reimburse Landlord for expenses incurred.  In determining Landlord’s repair obligations, the expression “roof” does not include rooftop heating or air conditioning units or other structures or apparatus on the roof serving the Leased Premises, and “exterior of walls” does not include the storefront, any glass, windows, window sashes or frames, doors, door frames or hardware, trim or closure devices, or any part of the interior side of perimeter walls, all of which shall be Tenant’s duty to repair, maintain, and replace.  In any event, Landlord’s obligation shall be only to make the repairs for which it is hereby obligated, and Landlord shall not be liable for loss of business, loss of sales, loss of profits or for any consequential damages or for damage to or loss of personal property, fixtures or any interior elements of the Leased Premises which are Tenants responsibility to maintain or repair.

(C)           Tenant’s Repairs.  Subject to Article 10(B), Tenant shall maintain and make all repairs and alterations of every kind with respect to the Leased Premises (including necessary replacements) to keep it in good condition (including the storefront, glass, signs, ceilings, interior walls, interior side of perimeter walls, floor, floor coverings, plumbing, electric, heating and air conditioning, sprinklers and lighting fixtures), and do all required by any laws, ordinances or requirements of public authorities.  From the point they serve the Leased Premises exclusively, whether located inside or outside, Tenant shall make all repairs, replacements and alterations necessary to maintain in good condition all lines, apparatus, and equipment relating to utilities (including heating, air conditioning, water, gas, electricity and sewerage).  Tenant shall maintain a service contract for the regular seasonal maintenance of the heating, ventilating and air conditioning (“HVAC”) system servicing the Leased Premises with a reputable HVAC contractor at all times during the Lease.  Additionally, if any air conditioning or heating equipment (or other utility equipment) is damaged by vandalism, fire, lightning or other casualty, Tenant shall repair (and if necessary, replace) the equipment, notwithstanding Article 13.  Tenant’s sole right of recovery shall be against Tenant’s insurers for loss or damage to stock, furniture and fixtures, equipment, improvements and betterments.

(D)           Signs; Painting; Displays.  No sign, other advertising or any other thing may be placed by Tenant or anyone claiming under Tenant on the exterior of the Leased Premises or on the interior part of either windows or doors without Landlord’s prior written approval, which shall not be unreasonably withheld or delayed.  Tenant shall not utilize flashing, painted, neon or moving signs or lights.  Tenant shall not paint, decorate or mark any part of the exterior.  Tenant shall install an exterior lighted sign or signs in compliance with Landlord’s specifications and keep the sign(s) (which must first be approved by Landlord in writing) lit to at least 10:00 P.M.  or to such later hour as requested by Landlord, on all days of the year.  Notwithstanding the foregoing, Tenant shall be permitted to install standard banking signage on the interior side of its store windows so long as Tenant continually complies with the following conditions: 1) the signs are professionally prepared in  an attractive manner (no free style lettering); 2) the signs do not occupy more than twenty percent (20%) of Tenant’s total front window area; 3) the signs do not target any other tenant in the Shopping Center or their product lines; and 4) the signs comply with all applicable codes and easements, if any,  and Tenant obtains all necessary permits and approvals therefore prior to installing any such signage.  Landlord may require Tenant to remove any signs that, in Landlord’s reasonable opinion, do not comply with the above conditions, and failure to so comply or any future installation of non-compliant signs shall be a default under the Lease.

               (E)           Alterations.  No alterations, installations, additions or improvements will be made to the Leased Premises by Tenant without Landlord’s prior written approval.  Notwithstanding the foregoing, Landlord will not unreasonably withhold its consent to Tenant’s request to make interior non-structural alterations to the Leased Premises which do not affect any mechanical or utility systems located in, or serving, the Leased Premises.  Tenant shall deliver to Landlord “as-built” plans  or drawings of such alterations promptly after the alterations have been completed.  All installations, alterations, additions and improvements, whether by Landlord, Tenant or any other person (except only sign panels and movable trade fixtures installed at Tenant’s cost) shall become, when made, a part of Landlord’s real estate, and on termination of the Lease Term shall be surrendered with the Leased Premises in good condition.  Tenant shall not have the right to remove sign boxes.  Tenant shall defend, indemnify and save Landlord harmless from and against all claims for injury, loss or damage to person or property caused by or resulting from doing any work.  For any work that involves penetration of the roof surface or alterations to the sprinkler system, Tenant shall employ Landlord’s contractor.  The maintenance of any portion of the roof affected by Tenant’s work will be Tenant’s responsibility, including repair of areas of the Shopping Center that might be affected due to water penetration through Tenant’s roof work.

(F)           Permits; Liens.  All repairs, installations, alterations, improvements and removals by Tenant will be done in a good and workmanlike manner, only after Tenant has procured all permits.  Tenant shall comply with all laws, ordinances and regulations of public authorities and with all Landlord’s and Tenant’s insurance requirements and with insurance inspection or rating bureaus; and the work shall not adversely affect the structure of the building.  Tenant shall pay promptly when due all charges for labor and materials in connection with any work done by or for Tenant or anyone claiming under Tenant.  Tenant shall remove, by payment, bonding or otherwise, within ten (10) days after notice, all liens placed on the public record or in any way against Landlord’s interest or the Shopping Center resulting from any act of Tenant or from labor or materials being alleged to have been supplied at the request of Tenant or anyone claiming under Tenant, failing which Landlord may remove such lien and collect all expenses incurred from Tenant as additional Rent.  Tenant shall protect, defend, save harmless and indemnify Landlord and any fee owner of the Shopping Center from and against all losses, claims, liabilities, injuries, expenses (including legal fees), lawsuits and damages arising out of any lien described above.

11.          Indemnity; Insurance.

(A)           Tenant shall protect, defend, save harmless and indemnify Landlord and any fee owner of the Shopping Center from and against all losses, claims, liabilities, injuries, expenses (including legal fees), lawsuits and damages of whatever nature either (i) claimed to have been caused by or resulted from any act, omission or negligence of Tenant or its subtenants, concessionaires, employees, contractors and invitees no matter where occurring, or (ii) occurring in the Leased Premises except if caused by Landlord’s negligence.  Landlord shall not be liable under any circumstances for any injury or any loss or damage to or interference with any merchandise, equipment, fixtures, furniture, furnishings or other personal property or the business operations of Tenant or anyone in the Leased Premises occasioned by (i) the act or omission of persons occupying other premises, or (ii) any defect, latent or otherwise, in any building or the equipment, machinery, utilities, or apparatus, or (iii) any breakage or leakage of the roof, walls, floor, pipes or equipment, or (iv) any backing up, seepage or overflow of water or sewerage, or (v) flood, rain, snowfall or other elements or Acts of God.  Notwithstanding the foregoing to the contrary but subject to the provisions of Articles 17 and 23, Landlord shall repair, or compensate Tenant for, damage to Tenant’s personal property that is not covered by insurance either carried by Tenant or required under Article 11(B) of this Lease, if the damage resulted from Landlord’s failure to repair (within a reasonable time after written notice of the problem from Tenant) a defect it is required to repair under this Lease.  In no  event shall Landlord be liable for loss of business or consequential damages.  If Tenant makes shopping carts available, the foregoing indemnity provisions shall apply to claims relating to the shopping carts; and Tenant shall remove all shopping carts from the Common Area, as often as necessary, so that the Common Area shall remain reasonably free of carts.  All shopping carts shall be stored inside the Leased Premises.

(B)           Tenant’s Insurance.  Tenant shall maintain with financially responsible insurance companies with a Best Rating of not less than A-VIII licensed to do business in the state where the Leased Premises is located: (i) a commercial general liability insurance policy with respect to the Leased Premises and its appurtenances (including signs) naming Landlord as an additional insured with a limit of not less than One Million ($1,000,000) Dollars; (ii) an umbrella liability insurance policy with a limit of not less than Two Million ($2,000,000)  Dollars, naming Landlord as an additional insured; (iii) an insurance policy to cover heating and air-conditioning units against damage for one hundred (100%) percent replacement cost; (iv) an all-risk property insurance policy insuring all merchandise, leasehold improvements, furniture, fixtures and other personal property, all at their replacement cost; and (v) business interruption insurance.  Tenant shall deliver these insurance policies or certificates thereof, satisfactory to Landlord, issued by the insurance company to Landlord on the signing of this Lease and thereafter at least thirty (30) days prior to each expiring policy.  Tenants failure to deliver the policies or certificates shall constitute a default.  All policies of insurance required of Tenant shall have terms of not less than one (1) year.

12.         Access to Premises.  Landlord shall have the right (but shall not be obligated) to enter the Leased Premises upon reasonable notice (and in case of emergency without notice) to inspect or to show the Leased Premises to prospective purchasers, mortgagees or tenants, or to make any repairs, alterations, or improvements, including the installation or removal of pipes, wires and other conduits serving other parts of the Shopping Center.  Commencing six (6) months prior to expiration of the Lease Term, Landlord may maintain “For Rent” signs on the front or any other part of the exterior of the Leased Premises.  Landlord further reserves to itself the exclusive right at any time to use the roof, foundation or exterior walls (other than Tenant’s storefront) for placing of signs or equipment or for purpose of additional construction.

13.         Fire or Other Casualty.

(A)           Tenant shall give prompt notice to Landlord in case of fire or other damage to the Leased Premises.

                (B)           If (i) the Shopping Center buildings are damaged to the extent of more than twenty-five (25%) percent of the replacement cost, or (ii) the Leased Premises are damaged to the extent of more than fifty (50%) percent of the replacement cost, or (iii) the Leased Premises are damaged and Tenant is not operating for business as required by Article 9(C) at the time the damage occurs, or (iv) the Leased Premises are damaged and less than one (1) year of the Lease Term remains unexpired at the time of the fire or other casualty; then in any of such events, Landlord may terminate this Lease by notice to.  Tenant within ninety (90) days after such event, and on the date specified in the notice this Lease shall terminate.  If the damage renders the Leased Premises wholly or partially untenantable, there shall be a fair and equitable proportionate abatement of all Rent during that period.  Unless this Lease is terminated as aforesaid, this Lease shall remain in effect.

(C)           If this Lease is not terminated by Landlord, this Lease shall continue in full force and effect (Tenant waives any right conferred by any applicable law to terminate this Lease based on the damage), and Tenant shall, immediately on notice from Landlord, remove its fixtures, other property and debris as required by Landlord, and then Landlord shall rebuild the Leased Premises to the condition existing when the Leased Premises was originally delivered to Tenant; and on completion thereof Tenant shall restore Tenant’s property and promptly reopen for business.  Tenant shall use the proceeds of any recovery on Tenant’s insurance policies for restoration of improvements made by Tenant to the Leased Premises, and for restoration and/or replacement of Tenant’s equipment, trade fixtures and inventory, and to cover any business interruption loss.

(D)           The “replacement cost” as used in (B) above shall be determined by a reputable contractor selected by Landlord.

14.         Eminent Domain.

(A)           If the whole of the Leased Premises are taken in connection with eminent domain, the Lease Term shall expire when Landlord shall be divested of its title, and Rent shall be apportioned as of that date.

(B)           If only part of the Leased Premises is taken in connection with eminent domain, and the ground floor area of the Leased Premises is reduced by more than twenty (20%) percent and the part remaining shall not be reasonably adequate for the operation of Tenant’s business, Landlord or Tenant may terminate this Lease by giving the other notice within thirty (30) days after such taking, effective as of the date possession of the taken part shall be required for public use; and Rent shall be apportioned as of that date.

(C)           Tenant shall not have any claim for an award based on the loss of its leasehold estate.  Landlord shall be entitled to all damages in connection with eminent domain.  Tenant shall execute any instrument required by Landlord for the recovery of damages and to remit to Landlord any damage proceeds recovered, except, however, Tenant may recover for itself damages for movable trade fixtures which were installed by Tenant, provided Landlord’s award is not reduced thereby.

15.         Defaults and Remedies.

(A)           Any one of the following shall be a default by Tenant: (1) if Tenant fails to pay Rent, Security Deposit or other money, or to provide a certificate of insurance or to provide an estoppel certificate as required by Article 27 within five (5) days of when due, or (2) if Tenant fails to perform or observe any agreement or condition on its part to be performed or observed, other than the defaults mentioned in the preceding clause (1) or in clauses (3) through (8) below, or if Tenant defaults under any other lease or agreement between Tenant and Landlord or an affiliate of Landlord, or (3) if Tenant’s leasehold interest is levied on, attached or taken by any process of law, or (4) if Tenant makes an assignment of its property for the benefit of creditors, or (5) if any bankruptcy, insolvency or reorganization proceeding or arrangement with creditors (whether through court or by proposed composition with creditors) is commenced by or against Tenant, or (6) if a receiver or trustee is appointed for any of Tenant’s property, or (7) if this Lease is transferred to or devolves on, or the Leased Premises is occupied by, anyone other than Tenant except if specifically permitted by this Lease, or (8) if Tenant closes the Leased Premises or ceases doing business at the Leased Premises.

(B)           If (i) a default described in subsection 15(A)(1) or in subsections 15(A)(3) through (7) inclusive occurs, or (ii) a default described in subsections 15(A)(2) or 15(A)(8) occurs and continues for more than fifteen (15) days after written notice from Landlord, then in any of such cases Landlord or its agent shall have the right to enter the Leased Premises and dispossess Tenant and all other occupants and their property by legal proceedings, use of reasonable force (under the condition allowed in Article 15(F) hereof) or otherwise.  Tenant hereby waives any claim it might have for trespass or conversion or other damages if Landlord exercises such remedies. Landlord may exercise the remedies just mentioned without terminating this Lease.  As an independent cumulative right to obtaining possession without terminating this Lease, Landlord shall have the right to terminate this Lease by giving Tenant written notice specifying the day of termination (which shall be not less than five (5) days from the date of the notice), on which date this Lease and all of Tenant’s rights will cease as a conditional limitation, as if that date specified in Landlord’s notice was the original date for expiration of this Lease; but in all cases Tenant shall remain liable as hereinafter provided.

(C)           Notwithstanding any re-entry, dispossession or termination of the Lease by Landlord, Tenant will remain liable for damages to Landlord in an amount equal to the aggregate of all Rents and other charges required to be paid up to the time of such re-entry, dispossession or termination, and for Landlord’s damages arising out of the failure of Tenant to observe and perform Tenant’s covenants and, in addition, for each month of the period which would otherwise have constituted the balance of the Lease Term, Tenant shall pay any deficiency between the monthly installment of Base Rent plus the Tax Rent, Common Area Rent and all other Rent that would have been payable, less the net amount of the rents actually collected by Landlord from a new tenant, if any.  Tenant will not be entitled to any surplus.  Furthermore, Tenant will be liable to Landlord for all the expenses Landlord incurs for: legal fees related to obtaining possession and making a new lease with another tenant; brokerage commissions in obtaining another tenant; and expenses incurred in putting the Leased Premises in good order and preparing for re-rental (together herein referred to as “Reletting Costs”).  In addition, Landlord may relet the Leased Premises, or any part thereof, for a term which may be less or more than the period which would have constituted the balance of the Lease Term and may grant reasonable concessions or free rent to a new tenant.  Landlord’s failure to relet the Leased Premises to a new tenant shall not release or affect Tenant’s liability; and Landlord shall not be liable for failure to relet, or for failure to collect rent under such reletting.

Notwithstanding anything contained in Article 15 to the contrary, in the event  Tenant’s default and removal from the Leased Premises, Landlord will make reasonable efforts to mitigate its damages as may be required by, and in accordance with, applicable law and ii accordance with Landlord’s usual business practices.  However, Landlord shall not be obligated to lease the Leased Premises to a tenant for a rent that is less than prevailing market rates or to a tenant whose use, reputation, experience, or financial status Landlord, in its sole judgment, deem undesirable, or to re-let the Leased Premises before leasing other stores Landlord may have available Nothing contained herein is intended to modify any of Tenant’s obligations or Landlord’s remedies under the Lease.

(D)           In any case where Landlord shall have the right to hold Tenant liable monthly, Landlord may elect to declare all the aggregate Rent for the remaining balance of the Lease Term, as well as all accrued Rent, to be immediately due and payable, and to recover immediately against Tenant all such Rent (for loss of a bargain and not as a penalty).

(E)           In the event of a breach or threatened breach of the Lease by Tenant, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity Mention of any particular remedy shall not preclude Landlord from any other remedy in law or in equity.

(F)           Tenant waives service of notice of intention to re-enter or institute legal proceedings to that end.  Tenant waives any rights of redemption as to the Leased Premises granted by any present or future laws.  The words “re-enter” and “re-entry” are not restricted to their technical legal meaning.  Notwithstanding the foregoing, Landlord may use force to dispossess Tenant only in the following situations: (i) it is pursuant to law or a court order, judgment or decree; or (ii) Tenant has not been operating its business at the Leased Premises open to the public as required by Article 9(C) of this Lease for more than seven (7) business days.

(G)           Landlord and Tenant mutually agree that they hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other as to any matters arising out of or in any way connected with this Lease, or their relationship as Landlord and Tenant, or Tenant’s use or occupancy.  Tenant agrees that no counterclaim or setoff will be interposed in any action by Landlord based on non-payment of Rent, even if such counterclaim or setoff is based on Landlord’s alleged breach of a duty to repair or alleged breach of quiet enjoyment, or any other allegation.

16.         Subordination.

(A)           This Lease is and shall be subject and subordinate to (i) all ground or underlying leases and all mortgages or other security instruments now or hereafter affecting such leases, and (ii) all mortgages or other security instruments now or hereafter affecting the fee title of the Shopping Center, and (iii) all renewals, modifications, consolidations, replacements and extensions of any such ground or underlying leases and mortgages.  This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessee or by an mortgagee.  In confirmation of such subordination, Tenant agrees to execute promptly any instrument that Landlord may request.  However, at the option of Landlord or such mortgagee or ground lessor of secured party, this Lease shall be paramount to such mortgage or ground or underlying lease or other security instrument.

(B)           If Landlord transfers its interest in the Leased Premises, or proceedings are brought for foreclosure of any such mortgage or in case of sale in lieu thereof, or termination of any such ground or underlying lease, Tenant shall, if requested, attorn to the transferee, mortgagee, ground or underlying lessor and deliver, without charge, instruments acknowledging the attornment.

(C)           Provided Tenant was given notice in writing of the names and addresses to which the notices should be sent, Tenant shall give prompt written notice of any default by Landlord to the holder of all mortgages, ground or underlying leases and security holders if the default is such as to give Tenant a right to (i) terminate this Lease, or (ii) reduce the Rents or any other sums reserved, or (iii) credit or offset any amounts against Rents.  Any mortgagee, ground lessor or security holder shall have the right to cure Landlord’s default within sixty (60) days after receipt of Tenant’s notice; and no such rights or remedies shall be exercised by Tenant until the expiration of said sixty (60) days (or such additional time reasonably required to cure such default).

17.         Waiver of Subrogation.  Landlord and Tenant hereby release the other and all other persons claiming under it from any and all liability for loss or damage caused by any casualty, even if the casualty is brought about by the fault or negligence of the other or of any persons claiming under the other.  Tenant and Landlord will cause their respective insurance companies to endorse their respective insurance policies to permit a waiver of subrogation.

18.         ASSIGNMENT OR SUBLETTING.  Tenant shall not assign, mortgage, pledge, or otherwise transfer or encumber this Lease or any interest therein, either voluntarily or by operation of law or otherwise, or sublet the whole or any part of the Leased Premises, or permit occupancy by anyone else, without obtaining on each occasion Landlord’s prior written consent, which consent Landlord may deny, regardless of commercial reasonableness.  In any assignment the assignee must assume this Lease in writing on Landlord’s form.  Any request for Landlord’s consent to assignment or subletting shall be accompanied by payment of Landlord’s reasonable administrative and attorneys’ fees relating thereto.  Notwithstanding an assignment or subletting or occupancy of the Leased Premises by anyone other than Tenant, Tenant shall not be released (nor shall any of Tenant’s constituents, partners, or members be released) from any obligations, liabilities or covenants under this Lease and shall continue to remain responsible.  Landlord shall have the right to collect Rent from any assignee, subtenant or other occupant without releasing Tenant or waiving any right against Tenant for its default under this Article and without accepting the payor as a permitted tenant.  Any transfer of (i) any corporate stock of; (ii) any partnership interest in; or (iii) any membership interest in Tenant that is deemed by Federal Banking regulations with jurisdiction over Tenant to constitute a change in control under Federal Banking law, or a merger, consolidation or liquidation of or by Tenant, either voluntarily or by operation of law, shall be deemed an assignment and require Landlord’s consent as stated above.  Under any circumstances, Landlord shall not be liable for any money damages to Tenant or Tenant’s proposed assignee, transferee or subtenant for refusal to consent to any assignment or transfer of this Lease or transfer of Tenant’s corporate stock or sale of Tenants business or for refusal to consent to any subletting; Tenants sole remedy shall be specific performance.

19.         Surrender and Holding Over.

(A)           At the expiration or sooner termination of the tenancy hereby created, Tenant shall surrender the Leased Premises in the same condition as the Leased Premises were in upon delivery of possession thereof to Tenant, reasonable wear and tear excepted, and damage by unavoidable casualty excepted to the extent that the same is covered by Landlord’s Property insurance policy, and Tenant shall surrender all keys for the Leased Premises to Landlord and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Leased Premises.  Prior to the expiration or sooner termination of this Lease, Tenant shall remove any and all trade fixtures, equipment and other unattached items which Tenant may have installed, stored or left in the Leased Premises or elsewhere in the Shopping Center, and Tenant shall not remove any plumbing or electrical fixtures or equipment, heating or air conditioning equipment, floor coverings (including but not limited to wall-to-wall carpeting), walls or ceilings, all of which shall be deemed to constitute a part of the freehold and/or leasehold interest of Landlord, nor shall Tenant remove any fixtures or machinery that were furnished or paid for by Landlord (whether initially installed or replaced).  The Leased Premises shall be left in a broom-clean condition.  If Tenant shall fail to remove its trade fixtures or other property as provided in this Article 19, such fixtures and other property not removed by Tenant shall be deemed abandoned by Tenant and at the option of Landlord shall become the property of Landlord, or at Landlord’s option may be removed by Landlord at Tenant’s expense, or placed in storage at Tenant’s expense, or sold or otherwise disposed of, in which event the proceeds of such sale or other disposition shall belong to Landlord.  In the event Tenant does not make any repairs as required by this Article 19(A), Tenant shall be liable for and agrees to pay Landlord’s costs and expenses in making such repairs.  Tenant’s obligations and covenants under this Article 19(A) shall survive the expiration or termination of this Lease.

(B)           If Tenant or anyone claiming under Tenant remains in possession of the Leased Premises after the expiration of the Lease Term, that person shall be a tenant at sufferance; and during such holding over, Base Rent shall be twice the rate which was in effect immediately prior to the Lease Term expiration, which Landlord may collect without admission that Tenant’s estate is more than a tenancy at sufferance, and all the other provisions of this Lease shall apply insofar as the same are applicable to a tenancy at sufferance.

20.         No Waivers by Landlord.  No waiver by Landlord of any breach by Tenant or requirement of obtaining Landlord’s consent shall be deemed a waiver of any other provision of this Lease or any subsequent breach of the same provision or a waiver of any necessity for further consent.  No payment by Tenant or acceptance by Landlord of a lesser amount than due from Tenant shall be deemed to be anything but payment on account, and Tenant’s payment of a lesser amount with a statement that the lesser amount is payment in full shall not be deemed an accord and satisfaction.  Landlord may accept the payment without prejudice to recover the balance due or pursue any other remedy.  Landlord may accept payments even after default by Tenant without prejudice to subsequent or concurrent rights or remedies available to Landlord under this Lease, at law or in equity.  Any acceptance by Landlord of any payment by Tenant after termination or expiration of the Lease Term shall not constitute an acceptance of Rent but rather a payment to Landlord on account of Tenant’s use and occupancy of the Leased Premises.  All rights and remedies which Landlord may have under this Lease, at law or in equity shall be distinct, separate and cumulative and shall not be deemed inconsistent with each other, and any or all of such rights and remedies may be exercised at the same time.

21.          Rules and Regulations.  Tenant shall observe and comply with, and cause its employees, agents, subtenants and concessionaires, and their employees and agents, to observe and comply with all reasonable rules and regulations promulgated by Landlord by notice to Tenant; and
such rules and regulations shall have the same force and effect as if originally contained in this Lease.

22.          Failure of Performance by Tenant.  If Tenant shall default under this Lease, Landlord may, at its election, immediately or at any time thereafter, without waiving any claim for breach of agreement, and without notice to Tenant, cure such default or defaults for the account of Tenant, and the cost to Landlord thereof plus interest at the Default Interest Rate shall be deemed to be additional Rent and payable on demand.  Tenant shall pay all reasonable attorneys’ fees, costs and expenses incurred by Landlord in enforcing the provisions of this Lease, suing to collect Rent or to recover possession of the Leased Premises, whether the lawsuit or other action was commenced by Landlord or by Tenant.

23.          Limitations on Landlord’s Liability.

(A)           “Tenant” includes the persons named expressly as Tenant and its transferees.  successors and assigns.  Except as otherwise provided in the next sentence, the agreements and conditions contained in this Lease shall be binding on and inure to the benefit of the parties hereto and their transferees, legal representatives, successors and assigns.  “Landlord” means only the then-owner of the lessor’s interest in this Lease, and in the event of a transfer by Landlord of its interest in this Lease, the transferor shall be automatically released from all liability and obligations as Landlord subsequent to the transfer.

(B)           Notwithstanding anything to the contrary, Tenant agrees it will look solely to Landlord’s estate in the Shopping Center as the sole asset for collection of any claim, judgment or damages or enforcement of any other judicial process requiring payment of money.  Tenant agrees that no other assets of Landlord shall be subject to levy, execution or other procedures to satisfy Tenant’s rights or remedies.

24.          Miscellaneous Provisions.

(A)           This Lease contains the entire agreement between the parties.  No oral statements or representations or written matter not contained in this Lease shall have any force or effect.  This Lease cannot be modified or terminated orally, but only by a writing signed by Landlord and Tenant, except for a termination expressly permitted by this Lease.  If more than one party executes this Lease as “Tenant”, the liability of all such signatories shall be joint and several.  Neither this Lease nor any memorandum, assignment or memorandum of assignment thereof shall be recorded in any public records without Landlord’s prior written consent.  Any obligation of any person shall be performed at its sole cost and expense unless a contrary intent is expressly stated herein.  Each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.  However, if any provision or the application thereof to any person or circumstance shall to any extent be declared by a court to be invalid, the remainder of this Lease shall not be affected.  If Tenant is not an individual, the person signing this document on behalf of Tenant represents (by such signature) that he or she has been duly authorized by Tenant to execute this document and that such signature creates a binding obligation of Tenant.

(B)           The term “Default Interest Rate” as used in this Lease shall mean Ten (10%) Percent per annum or the maximum interest rate permitted by law, whichever is lower.

(D)           The submission of this Lease to Tenant for review or Tenants signature does not constitute a reservation of, or option for, the Leased Premises or a representation that the business terms have been approved by executive officers of Landlord or Landlord’s Board of Directors.  This Lease shall become effective as a lease or agreement only upon mutual execution and delivery.  A lease which is not fully executed and delivered cannot be enforced in any manner and cannot give rise to any rights or remedies.

(E)           The provisions of this Lease shall be construed, in all respects, without reference to any rule or canon requiring or permitting the construction of provisions of documents against the interest of the party responsible for the drafting of the same, it being the intention and agreement of the parties that this Lease be conclusively deemed to be the joint product of both parties and their counsel.  Furthermore, the parties agree that this Lease may be executed with revision markings (so-called “blacklining”) appearing in the execution copy (i.e., deleted text is overstricken and newly-inserted text is underscored or in boldface); such “blacklining” shall not be accorded any significance or taken into account in any way; this Lease shall be construed for all purposes as if all overstricken text were deleted and never included in this Lease and all bold or underscored text were not bold or underscored.

(F)           Quiet Enjoyment.  Landlord covenants that, upon Tenant’s payment of the Rent required hereunder and its performance of all of the terms and conditions of the Lease, Tenants peaceful and quiet enjoyment of the Leased Premises shall not be disturbed by Landlord or anyone properly claiming by, through or under Landlord, or Landlord’s successors or assigns.  Notwithstanding the foregoing, this provision is subject to all mortgages, encumbrances, easements and underlying leases to which this Lease may be or become subordinate.

25.          Unavoidable Delays.  Where either party hereto is required to do any act but is untimely in completing the act, the time attributable directly to delays caused by an Act of God, hurricane, tornado, rain, snow, cold or other weather, war, civil commotion, fire or other casualty, labor difficulties, or shortages of labor, materials or equipment, government regulations or other causes beyond such party’s reasonable control shall not be counted in determining the time during which such act is to be completed.  In any case where work is to be paid for out of insurance proceeds or condemnation awards, due allowance shall be made for delays in the collection of such proceeds and awards.  The provisions of this Article shall not be applicable at all to excuse or permit delay of the time for Tenant to pay Rent or other money or to obtain and maintain insurance policies.  If Landlord is unable to deliver the Leased.  Premises by the end of one (1) year after Landlord’s execution of this Lease, then either party may terminate this Lease by giving thirty (30) days written notice to the other at any time prior to tender.

26.          Sole Broker.  Tenant represents that no broker, finder, or other person entitled to compensation (other than the Broker identified in Article 1) was involved in this Lease, and that no conversations or prior negotiations were had with any broker, finder or other possible claimant other than the Broker concerning the renting of the Leased Premises.  Tenant shall defend, indemnify and hold Landlord harmless against any claims for compensation (including legal fees incurred by Landlord) arising out of any conversations or negotiations had by Tenant with anyone other than the Broker.

27.          Estoppel Certificates.  From time to time, but not more than once every three (3) months, within ten (10) days following written notice, Tenant shall deliver to Landlord a signed and acknowledged written statement certifying: the date of this Lease and that this Lease is in full force and effect and unmodified except as stated; the monthly Base Rent payable during the Lease Term; the date to which the Rent and other payments have been paid; whether Landlord is in default, or if there are any offsets, defenses, or counterclaims claimed by Tenant, and if a default, offset, defense, or counterclaim is claimed, specifying the specific nature and default; and stating any additional matters requested by Landlord or a mortgagee.

28.          Shopping Center Changes.  Neither Exhibit A nor this Lease is a warranty by Landlord that the Shopping Center will remain as shown.  Landlord may relocate, increase, reduce or otherwise change the number, dimensions, or locations of the parking areas, drives, exits, entrances, walks and other Common Areas or buildings.  If Landlord desires to modernize the facade of the Shopping Center, Tenant shall, upon request of Landlord, install a new exterior sign and improve its storefront, following the design of Landlord’s architect.  Landlord reserves the right to use portions of the Common Area for construction-related activities and to erect temporary scaffolding in front of the Leased Premises.  Tenant waives any claim for rent abatement, loss of business or damages arising out of any reasonable and temporary inconvenience allegedly experienced by Tenant during the course of any alteration, improvement or modernization, or during any repair activities in which Landlord is engaged.

29.          Notices.  All notices intended to impose liability on the other party or exercise a right (“Notice”) shall be in writing and sent by certified or registered mail, return receipt requested, or delivered by a nationally recognized overnight courier (such as Federal Express or UPS) and in order to be effective a copy of any notice of Landlord’s default must be sent by Tenant to the holders of any mortgages, ground leases or security interests as per Article 16(C).  Notices shall be sent to the address set forth in Article 1 or to such other address as may be designated by notice.  Notices shall be effective the day after the notice was sent, or if by courier delivery, the day delivered.  The purported giving of notice or exercise by Tenant of any right, option or privilege by any means other than written notice given in strict compliance with this Article shall be null, void and of no force or effect, even if any such other means of communication succeeds in conveying actual notice.  If courier delivery is refused or not able to be made, the day delivery was first attempted shall be deemed the delivery date.

(END OF RIDER A)

SEE RIDER B ATTACHED HERETO AND HEREBY MADE A PART OF THIS LEASE.

RIDER “B”

30.           Notwithstanding anything provided herein, if there is any discrepancy between Rider “A” and Rider “B”, Rider “B” shall prevail.

31.          Sign Criteria - Reference to Article 10(D).  (A) Tenant must obtain Landlord’s written approval of its sign design drawings prior to the fabrication and installation of Tenant’s sign.  The drawings must include the dimensions, color, style and types of materials to be used.  The sign shall be placed in the designated area in such a manner that it does not extend above the parapet or facade and does not exceed 2/3 of Tenant’s storefront.  The plans and permits for, and the installation of, Tenant’s sign shall all be at Tenant’s sole cost and expense.  The sign shall be governed by all applicable provisions of this Lease, including, but not limited to, Tenant’s duty to repair (Article 10) and insure (Article 11) the sign.  The sign shall be subject to all governmental authorities’ codes and restrictions.  Tenant shall submit evidence of its receipt of all required permits to Landlord prior to the start of sign construction or installation.  Tenant shall submit sign drawings for Landlord’s review to:

Kevin Allen
Kimco Realty Corporation
5485 Harper’s Farm Road
Suite 202
Columbia, MD 21044

(B)           Upon the expiration or sooner termination of this Lease, Tenant shall remove its sign and restore the sign band/fascia to its original condition.

32.          Utility Deregulation.

(A)           Landlord Controls Selection.  Landlord and Tenant acknowledge that new utility deregulation may allow Landlord to change electric service providers in the future.  If such deregulation goes into effect, Landlord shall have the right at any time and from time to time during the Lease Term to either (i) contract for service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an “Alternate Service Provider”) or (ii) continue to contract for service from the present electric utility company (the “Electric Service Provider”).  In the event that the entire Shopping Center is required to be serviced by the Alternate Service Provider, Tenant agrees to contract for service from the Alternate Service Provider.

(B)           Tenant Shall Give Landlord Access.  Tenant shall cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider, at all times as reasonably necessary, and allow the foregoing to have reasonable access, upon at least forty-eight (48)  hours prior written notice, to any and all electric lines, feeders, risers, wiring, and any other machinery within the Leased Premises.

                (C)           Landlord Not Responsible for Interruption of Service.  Landlord shall not be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Leased Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternate Service Provider is no longer available or suitable for Tenant’s requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

33.           Option to Extend Lease.  (A) Provided Tenant is not in default under any provision of the Lease and has faithfully performed the terms or conditions of the Lease and Tenant is in actual physical possession of all of the Leased Premises (and operating and open for business as contemplated by this Lease, in all of the Leased Premises), Tenant shall have the right to extend the term of this Lease as set forth in Article 1 (the “Original Term”) for one additional period of five (5) years (the “Additional Term”) commencing upon the expiration of the Original Term, provided that Tenant shall give Landlord written notice of such election at least two hundred seventy (270) days prior to the expiration of the Original Term.  TIME IS OF THE ESSENCE WITH RESPECT TO THIS ARTICLE.  Such notice of election to extend the term of the Lease shall be irrevocable.  Except as expressly otherwise provided herein, the Additional Term shall be upon all of the terms and conditions of the Lease except that any articles which were intended to be one time, initial provisions or concessions (such as free Rent, Landlord Work, or a Tenant improvement allowance) shall be deemed to have been satisfied and shall not apply to the Additional Term.  Also, there is no option to further extend the Term of the Lease beyond the expiration date of the Additional Term.

(B)           Option Base Rent.  In the event Tenant exercises its option to extend the Term of the Lease as provided above, the annual Base Rent during each Lease Year of the Additional Term shall be as set forth in Article 1(H)(i).

34.           Possession.  Tenant acknowledges that the Leased Premises is presently occupied by another tenant (the “Existing Tenant”) under a different lease.  Landlord is in the process of terminating the Existing Tenant’s Lease.  In the event Landlord is delayed in obtaining possession of the Leased Premises from the Existing Tenant, then Landlord will be delayed in delivering possession of the Leased Premises to Tenant.  If Landlord fails to tender possession of the Leased Premises to Tenant within one hundred twenty (120) days after the date this Lease is fully executed by Landlord and Tenant, then either party shall have the right to terminate this Lease on thirty (30) days prior written notice to the other party at any time thereafter but prior to tender.  Tenant acknowledges that Landlord may elect to withhold its execution of this Lease until the aforementioned lease termination agreement has been executed.

35.        Tenant’s Termination Right For Failure to Obtain Charter.  Tenant shall notify Landlord immediately upon obtaining its approval to commence banking operations, from the applicable governmental authorities (the “Approval”).  In the event Tenant exercises its best efforts to obtain the Approval but, notwithstanding these efforts, Tenant is unable to obtain the Approval on or before the September 30, 2004 (the “Approval Date”), then Landlord and Tenant shall have the right to terminate this Lease by: 1) giving to Landlord written notice of its inability to obtain the Approval on or before the Approval Date; 2) including with the notice all documentary evidence of its efforts to obtain the Approval on or before the required date; and, 3) declaring unequivocally in the notice that it is terminating the Lease pursuant to this Article.  If Tenant satisfies all of the conditions stated above, the Lease shall terminate on the day Landlord receives the notice required above.  After the Approval Date, Tenant shall have no further right to terminate this Lease on account of its inability to obtain the Approval.  TIME IS OF THE ESSENCE WITH RESPECT TO THIS ARTICLE.  Furthermore, in the event Tenant does not obtain the Approval within this time frame, Landlord shall have the right to terminate the Lease at any time thereafter prior to Tenant obtaining the Approval.  Tenant further acknowledges that Landlord shall not be obligated to tender the Leased Premises to Tenant until the date Tenant obtains the Approval or irrevocably waives its right to terminate the Lease pursuant to this Article.

36.          PLANS AND SPECIFICATIONS.

(A)           In the event Tenant desires to perform any work, or make any alterations or modifications in and to the  Leased Premises (other than installation of shelves, painting and carpeting, and other similar interior non-structural minor cosmetic chances), or in the event Tenant desires to perform any work in the Leased Premises which requires the submittal of plans to the municipality and/or requires municipal permits and approvals, Tenant shall submit to Landlord, for Landlord’s written approval the following items (hereinafter collectively referred to as “Required Items”):

  1.           Complete detailed drawings and specifications in sufficient detail for Tenant to obtain all necessary building permits (hereinafter collectively referred to as “Plans”) for all the work to be done by Tenant to the Leased Premises.  Each of Tenant’s Plans submissions shall include two sets of full-size construction drawings and specifications, as well as one set of computerized construction drawings saved on 3.5” diskettes in .DWG or .DXF file format.

  2.           A contractor’s “Payment and Performance Bond” in favor of Landlord as obligee, in form approved by Landlord, issued by a surety company satisfactory to Landlord, guaranteeing completion of Tenant’s work in accordance with the Plans free of liens and security agreements.

  3.           A comprehensive general liability insurance policy from Tenant’s contractor’s insurer (with a rating of not less than A-8) naming Landlord as additional insured for at least $3,000,000 combined single limit for bodily injury and property damage and contractor’s Workers’ Compensation and Occupational Disease insurance with statutory limits and employer’s liability with a limit of at least $1,000,000.

  4.           The general contractor’s written indemnity agreement in the form attached hereto as Exhibit “B-1” that the contractor shall indemnify, defend, save and hold harmless Landlord, its mortgagee, agents, employees and assigns, from all liabilities, claims, losses, liens, damages and suits of whatsoever nature for personal injury, death or property damage alleged to arise out of the work performed under the contract, whether by contractor or by any subcontractor, and whether asserted against Landlord or contractor.

(B)           Landlord shall inform Tenant of any objections to the Required Items within thirty (30) days after receipt of all such items.  If Tenant fails to deliver any of the Required Items timely, then Landlord shall have the right to terminate this Lease and retain the Tenant’s entire security deposit as liquidated damages.  Furthermore, Landlord shall have no obligation to review Tenant’s Plans unless and until Landlord is in receipt of all Required Items.  Tenant, within fifteen (15) days of receiving Landlord’s objections to the Required Items, shall deliver to Landlord corrected Required Items, which Landlord shall accept or reject within the next fifteen (15) days.

(C)           Tenant must obtain Landlord’s written approval of all Required Items prior to commencing any of its work at the Leased Premises.  Landlord’s approval of Tenant’s Plans shall not constitute an affirmation by Landlord that they conform to law or impose any liability on Landlord.  Upon Landlord’s approval of the Required Items Tenant shall immediately apply for all permits necessary for its work.  After the permits are issued and Landlord has completed the work, if any, that it has specifically agreed in this Lease to do, Tenant shall promptly commence and complete Tenant’s work in conformity with the Plans, building department requirements and all relevant laws and regulations.

(D)           Tenant shall comply with all legal requirements during its work and, when completed, Tenant’s work must comply with all laws, ordinances, regulations or orders of public authority, and with the requirements of the appropriate Fire Insurance Rating Organization and Landlord’s insurance company.  Prior to opening for business, Tenant shall obtain and deliver to Landlord: (a) Tenant’s affidavit that all work, labor and materials have been paid for, (b) final lien waivers, as well as paid invoices or statements, from all contractors and subcontractors who performed work at the Leased Premises and all materialmen and suppliers who provided materials and/or equipment used in connection with Tenant’s work at the Leased Premises, and (c) a copy of the certificate of occupancy (or its local equivalent) for the Leased Premises.  If a temporary Certificate of Occupancy is issued, Tenant shall deliver a copy of that document to Landlord and then, upon issuance of a permanent Certificate of Occupancy, immediately forward a copy of it to Landlord.

(E)           If Landlord or its representative inspects the Leased Premises and determines that Tenant’s work is not being done in accordance with the approved Plans, Tenant shall correct any deficiencies or omissions immediately.

(F)           Tenant shall not permit any mechanic’s or other lien to be filed either against the Leased Premises or the Shopping Center or Tenant’s leasehold interest by reason of work, labor, services or materials supplied.  If any lien is filed, Tenant shall, within ten (10) days after notice of the filing, cause it to be discharged of record, failing which Landlord, in addition to any other right or remedy, may (but shall not be obligated to) discharge such lien by deposit, bonding proceedings or by payment of the claimed amount for Tenant’s account.  Any amounts so paid, together with interest at the Default Interest Rate from the date of payment, shall be paid by Tenant to Landlord on demand as additional Rent.  Nothing herein shall be construed as the consent or request of Landlord to any contractor, subcontractor, laborer or materialman to perform work or furnish materials.  Furthermore, nothing herein shall give Tenant the authority to contract for or permit the rendering of any service or furnishing of any material that could give rise to the filing of any lien.

(G)           Tenant shall require its contractor to furnish to both Tenant and Landlord on completion of the work a guaranty, for a period of one (1) year from final completion of all work, that all work and materials will be free from all defects and that all apparatus (e.g., air-conditioning equipment) will develop capacities and characteristics specified in the approved Plans upon use, and that whenever within one (1) year of the final acceptance of the work, contractor is notified in writing by either Landlord or Tenant that any equipment, material or workmanship is defective or in some way does not meet specifications, contractor shall immediately replace, repair or otherwise correct the defect or deficiency without cost to Landlord.  Additionally, the following items shall be guaranteed for periods in excess of the one (1) year: Motor Compressor Units - five (5) years; Exterior Walls - two (2) years (guaranteed against air and moisture leakage); Roofing - two (2) years.

(H)           In the event Tenant’s work involves the construction of a demising wall, Tenant shall physically indicate the proposed location of the demising wall on the floor of the Leased Premises, notify Landlord’s architect that the location has been marked and that construction of the wall is about to begin, and give Landlord’s architect a reasonable opportunity to come to the Leased Premises and inspect the proposed placement of the wall.

(I)           For any Tenant work that involves penetration of the roof surface, Tenant shall employ Landlord’s roofing contractor, thereby ensuring that the roofing bond and/or warranty will remain in full force and effect.  The maintenance of Tenant’s roof work will be the sole responsibility of Tenant and shall include the repair of adjoining areas that might have been affected due to water penetration through Tenant’s roof work.

(J)           In the event Tenant must obtain a zoning variance, waiver or other change in order to use the Leased Premises for the purposes described in Article 1(M), or for any work Tenant desires to perform at the Leased Premises, Tenant shall first obtain Landlord’s written approval, not be unreasonably withheld or delayed, prior to seeking such a change.  If Landlord’s consent is given, Landlord agrees to cooperate with Tenant in such application and Tenant agrees to: (i) keep Landlord advised of all developments as they occur, (ii) provide Landlord with an opportunity to review all documents before they are filed, and (iii) give Landlord a reasonable amount of notice before any hearings are held so that Landlord’s representative shall have an opportunity to attend.  Tenant shall not be permitted to enter into any agreements that affect the use, access, or condition of the Shopping Center without first obtaining Landlord’s written consent, and any attempt to do so shall constitute a default under the Lease.

37.          Drive-Through Lane.  The Drive-Through Lane located immediately adjacent to the Leased Premises shall be deemed part of the Leased Premises for all purposes under the Lease, excluding Landlord’s repair and maintenance obligations, but including Tenant’s obligation to insure the Drive-Through Lane and indemnify, defend, and hold Landlord harmless from any costs (including reasonable attorneys fees), actions, damages, or claims arising out of, or resulting from, the Drive-Through Lane.  Tenant shall be obligated to maintain and make all repairs to the Drive-Through Lane at all times during the Lease Term so as to keep same in good condition and repair and free of litter and debris.  Tenant shall police and monitor the Drive-Through Lane and the area surrounding the Drive-Through Lane as necessary for security purposes (which includes adequate lighting, emergency telephones and video cameras of the type customarily found at similar banking drive-through lanes).  Landlord shall have no obligations whatsoever with respect to repairing or maintaining the Drive-Through Lane or any part thereof.

38.          Recordation.  Each party agrees that it will, upon the other party’s request, execute a memorandum of this Lease in a mutually acceptable form suitable for recording under applicable Maryland law.  Either Tenant or Landlord may record such a memorandum of lease but this Lease imposes no recordation obligation.  If either party records the memorandum of lease, the party making the recording shall pay all costs of recordation, including any transfer or recordation taxes thereon.

END OF RIDER B

EXHIBIT “1”
Authorization Agreement for Direct Debit

CHASE
AUTHORIZATION AGREEMENT FOR DIRECT DEBIT

COMPANY NAME	COMPANY ID NUMBER

I (We) authorize above named company to initiate debit entries to my (our) account with the depository named below.  If the company erroneously debited funds from my (our) account I (we) authorize the company to initiate the necessary credit entries not to exceed the total of the original amount debited for the entry in question.

DEPOSITORY NAME (FINANCIAL INSTITUTION)	BANK SAVINGS & LOAN	CITY STATE ZIP
TRANSIT/ABA NUMBER	CHECKING SAVINGS ACCOUNT ACCOUNT	ACCOUNT NUMBER

This authorization will remain in effect until the company has received written notification from me (or either of us) at the address listed below/above that is to be terminated in such time and manner for the company to act on it.

I (or either of us) have the right to stop payment of a debit entry by notification to my Depository 3 business days before my account is charged.  After account has been charged, I have the right to have the amount of an erroneous debit immediately credited to my account by depository, provided I (we) send written notice of such debit entry in error to depository within fifteen days following issuance of the account statement or 60 days after posting whichever occurs first.

NAME(S)
ADDRESS CITY STATE ZIP	TELEPHONE
SIGNATURE	DATE

STAPLE VOIDED CHECK OR DEPOSIT SLIP (CREDIT UNION) HERE.

EXHIBIT “B-1”
INDEMNITY AGREEMENT

This INDEMNITY AGREEMENT pertains to work to be performed at the Hickory Ridge Shopping Center, and located in Columbia, Maryland, herein referred to as “Shopping Center” (Kimco Site 211).

By ______________________ (herein referred to as “Contractor”), having an address at:  __________________________________________ and is part of the Contract with ___________________________ (herein referred to as ‘Tenant”), having an address at _______________________________________ which Contract is dated __________________, for work to be done at the Shopping Center from approximately __________________________ through __________________________.

Contractor acknowledges that Tenant is contractually obligated to obtain this Agreement under a lease for its store at the Shopping Center.  Contractor has entered into this Agreement in order to induce Tenant to retain Contractor to perform certain work at its store.

Contractor hereby agrees to INDEMNIFY, SAVE & HOLD HARMLESS HRVC, LLC, and Kimco Realty Corporation, hereinafter collectively referred to as Landlord, its respective agents and employees, assigns, and architects of and from all liabilities, claims, losses, damages, injury, causes of actions and suits of whatever nature for personal injury, including death, and for property damage, arising out of or alleged to arise out of, or any conditions of, the work performed under this Contract, whether by Contractor or by any sub-contractor, and whether any claim, cause of action, or suit is asserted against Landlord or its agents and employees, assigns, and architects, or Contractor, severally, jointly, or jointly and severally.  Contractor hereby agrees to INDEMNIFY, SAVE & HOLD HARMLESS Landlord, its agents and employees, assigns, and architects of and from any and all costs of any nature, including without limitation investigation, adjustment, attorney’s fees, expert’s fees, court costs, administrative costs, and other items of expense arising out of any claim, cause of action or suit of the kind and nature herein set forth.

Neither Contractor nor any sub-contractor shall file any mechanic’s, materialmen’s, or other liens either against the Leased Premises or the Shopping Center from any work, labor, services or materials supplied or performed by Contractor or by any sub-contractor.  Contractor hereby agrees to INDEMNIFY, SAVE & HOLD HARMLESS Landlord, its agents and employees, assigns, and architects of and from any and all costs of any nature, including without limitation investigation, adjustment, attorney’s fees, expert’s fees, court costs, administrative costs, and other items of expense arising out of any mechanic’s, materialmen’s, or other liens filed against the either against the Leased Premises or the Shopping Center by Contractor or by any sub-contractor.

Contractor hereby agrees that it will obtain Comprehensive General Liability insurance including Blanket Contractual Liability with minimum amount of $3,000,000.00 Combined Single Limit for bodily injury and property damage.

Additionally, Contractor must also obtain Workers Compensation and Occupational Disease insurance with statutory limits and form as required by the State in which the work is to be performed, and Employer’s Liability with a limit of not less than $1,000,000.00 for all damage.

Certificates for all insurance will be submitted to Landlord before commencement of any work.  The Certificates must indicate that the “HOLD HARMLESS AGREEMENT” contractual indemnity as set forth in this agreement is insured.  Landlord must be named as an additional insured and the policy must provide that no less than 15 days advance written notice will be given to both the party to whom such Certificates are issued and the additional insured in the event of cancellation of the policies or a reduction in the limits of liabilities set forth above.  At Landlord’s request, Contractor will immediately furnish Landlord with a true and complete copy of any insurance policy Landlord wants to renew.  No invoices for payments will be honored unless such Certificates of Insurance (or the policy, if requested) had been filed timely with Landlord at 3333 New Hyde Park Road, Suite 100, New Hyde Park, NY 11042-0020.

Contractor acknowledges that Landlord did not retain Contractor to perform any work at the Shopping Center and agrees that Contractor will not look to Landlord for any compensation whatsoever for any work it performs at the Shopping Center.

IN WITNESS HEREOF, this Contractor has executed this Agreement this ______ day of __________________, 200__.

CONTRACTOR:

By:
Name:
Title: